Exhibit 99.1

Concentrix Announces Sale of Insurance Third-Party
Administration Operation and Software Platform

Fremont, Calif., May 17, 2021 – Concentrix Corporation (NASDAQ: CNXC), a leading global provider of customer experience (CX) solutions and technology, announced today that it has reached a definitive agreement to sell its insurance third-party administration operations and software platform (“Concentrix Insurance Solutions” or “CIS”) to Abry Partners, a leading Boston-based private equity firm, and Hoplon Capital, an asset manager focused on digital disruption of end markets including insurance. This will create a new company which will operate as a standalone business bringing innovation to the insurance marketplace. The transaction is expected to close by the end of May 2021 subject to the approval of customary regulatory requirements and closing conditions. The sale does not impact Concentrix’ financial guidance for fiscal year 2021, which remains unchanged.

CIS has undergone a major business transformation over the past few years, successfully generating revenue and profit growth. This transaction provides an opportunity for further focus and expansion, positioning the business to develop as an independent platform with the potential to transform the insurance industry. The proceeds from the sale will enable Concentrix to further invest and strengthen its position as a leader in the CX industry.

“We continue to be focused on driving exceptional CX and Technology solutions that provide higher value outcomes for our clients and their customers.” said Chris Caldwell, President and CEO of Concentrix “This sale will allow us to invest further resources and energy in the growth of our core end-to-end CX capabilities.”

Brent Stone, Partner at Abry Partners, said, “This new investment falls directly within our strategy of partnering with high caliber management teams in the insurance services sector and we are thrilled to support this corporate carveout as we begin the process of positioning CIS as an independent company.  We share management’s vision to continue the company’s growth both organically and through strategic acquisitions and look forward to our new partnership.  We expect to announce additional details when we complete the transaction later this month.”

Abry is partnering with Hoplon Capital in the transaction. Commenting, Robert Arsov, Partner at Hoplon Capital, said, “We are excited to join forces with Abry in this new partnership with the CIS business to help lead its next phase of growth as an independent company. We are investing in a strong technology business and see significant potential to leverage its digital platform and drive further market expansion.”

We are confident that this transaction will position both businesses to lead and innovate in their respective industries.

About Concentrix
Concentrix Corporation (Nasdaq: CNXC), is a leading technology-enabled global business services company specializing in customer engagement and improving business performance for some of the world’s best brands including over 95 Global Fortune 500 clients and over 90 global disruptor clients. Every day, from more than 40 countries and across 6 continents, our staff delivers next generation customer experience and helps companies better connect with their customers. We create better business outcomes and help differentiate our clients through technology, design, data, process, and people. Concentrix provides services to clients in our key industry verticals: technology & consumer electronics; retail, travel & ecommerce; banking, financial services & insurance; healthcare; communications & media; automotive; and energy & public sector. We are Different by Design. Visit concentrix.com to learn more.

About Abry Partners
Abry is one of the most experienced and successful sector-focused private equity investment firms in North America. Since its founding in 1989, the firm has completed over $82 billion of leveraged transactions and other private equity or preferred equity placements. Currently, the firm manages over $5 billion of capital across its active funds. For more information on Abry, please visit www.abry.com.

About Hoplon Capital
Hoplon is a newly formed asset manager pursuing proprietary investments focused on the digital economy that are disruptive in their respective end markets including insurance, financial services, healthcare, digital infrastructure and media industries.

Safe Harbor Statement
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements regarding Concentrix’ expected future financial condition and results of operations, business strategy, growth, investment opportunities, the anticipated timing of the closing of the sale of Concentrix Insurance Solutions, the potential benefits of the proposed transaction, the prospects of Concentrix Insurance Solutions as a standalone business and statements that include words such as believe, expect, may, will, provide, could and should and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things: risks related to the satisfaction of the conditions to closing the transaction in the anticipated timeframe or at all; general economic conditions, including uncertainty related to the COVID-19 pandemic and its impact on the global economy; the level of outsourced business services; the level of business activity of Concentrix’ clients and the market acceptance and performance of their products and services; consolidation of competitors; competitive conditions; currency exchange rate fluctuations; variability in demand by clients or the early termination of client contracts; competition in the customer experience solutions industry; political and economic stability in the countries in which Concentrix operates; the outbreak of communicable disease or other public health crises; cyberattacks on Concentrix’ networks and information technology systems; the inability to protect personal and proprietary information; increases in the cost of labor; the operability of communication services and information technology systems and networks; changes in law, regulations or regulatory guidance; investigative or legal actions; the loss of key personnel; natural disasters, adverse weather conditions, terrorist attacks, work stoppages or other business disruptions; and other factors contained in Concentrix’ Annual Report on Form 10-K for the fiscal year ended November 30, 2020 filed with the Securities and Exchange Commission and subsequent SEC filings. Concentrix does not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.

Copyright 2021 Concentrix Corporation. All rights reserved. Concentrix, the Concentrix logo, and all other Concentrix company, product and services names and slogans are trademarks or registered trademarks of Concentrix Corporation and its subsidiaries. Concentrix and the Concentrix logo Reg. U.S. Pat. & Tm. Off. and applicable non-U.S. jurisdictions. Other names and marks are the property of their respective owners.

Media Contact:
Debbie Gonzalez
SVP Marketing & Communications, Concentrix Corporation
debbie.gonzalez@concentrix.com